SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2003

CARDIAC SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19567	33-0465681
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, CA 92614

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(949) 797-3800

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 31, 2003, Cardiac Science, Inc., and GE Medical Systems Information Technologies (“GE”) issued a press release announcing that they had entered into Distribution and Development Agreements, pursuant to which GE will market Cardiac Science automated external defibrillators (AEDs) and fully-automatic in-hospital defibrillator-monitors (CRMs) under the GE name in Europe, Asia, the Middle East and other international markets.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

99.1        Press Release dated July 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE, INC.

By:	/s/ RAYMOND W. COHEN
Raymond W. Cohen, President and Chief Executive Officer

Dated: August 5, 2003